Exhibit 5.2

October 1, 2025

Aeries Technology, Inc.

60 Paya Lebar Road, #08-13

Paya Lebar Square, Singapore

Ladies and Gentlemen:

We have acted as counsel to Aeries Technology, Inc., a Cayman Islands exempted company (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) to be filed on the date hereof by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to, among other things, the issuance and sale from time to time pursuant to Rule 415 promulgated under the Securities Act of the following securities:

(i)	Class A ordinary shares, par value $0.0001 per share, of the Company (“Class A ordinary shares”);

(ii)	Preference shares of the Company (“Preference Shares”);

(iii)	one or more series of senior debt securities of the Company (the “Senior Debt Securities” and each, a “Senior Debt Security”);

(iv)	one or more series of subordinated debt securities of the Company (the “Subordinated Debt Securities” and each, a “Subordinated Debt Security”);

(v)	warrants to purchase Class A ordinary shares, Preference Shares, Senior Debt Securities, or Subordinated Debt Securities (the “Warrants” and each, a “Warrant”); and

(vi)	units comprised of Class A ordinary shares, Preference Shares, Senior Debt Securities, Subordinated Debt Securities, and/or Warrants in any combination (the “Units” and each, a “Unit” and the Units, together with the Class A ordinary shares, Preference Shares, Senior Debt Securities, Subordinated Debt Securities, and Warrants, collectively the “Securities”).

This opinion letter is being delivered in accordance with the requirements of Paragraph 29 of Schedule A of the Securities Act and Item 601(b)(5)(i) of Regulation S-K.

Aeries Technology, Inc.

October 1, 2025

In connection with rendering the opinions set forth below, we have reviewed the following (collectively, the “Documents”): (i) the Registration Statement, including the exhibits filed therewith as of the date hereof; (ii) the prospectus included in the Registration Statement relating to the Securities; (iii) the Indenture among the Company, as the Company (as defined therein), and the Trustee (as defined therein), pursuant to which the Senior Debt Securities may be issued, in the form filed as of the date hereof as Exhibit 4.3 to the Registration Statement (the “Senior Indenture”); and (iv) the Indenture among the Company, as the Company (as defined therein), and the Trustee (as defined therein), pursuant to which the Subordinated Debt Securities may be issued, in the form filed as of the date hereof as Exhibit 4.4 to the Registration Statement (the “Subordinated Indenture”). We have also reviewed and relied on the opinion of Maples and Calder (Cayman) LLP of even date herewith regarding certain matters of Cayman Islands law.

For purposes of rendering our opinions below, we have not reviewed any document other than the Documents and assume that there exists no provision in any document relating to the matters covered by our opinions below that we have not reviewed that is inconsistent with the Documents or our opinions below. We have conducted no independent factual investigation of our own but rather have relied on the Documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we assume to be true, complete and accurate in all respects.

For the purposes of this opinion letter, we have assumed, without investigation, that: (i) each document reviewed by us is accurate and complete; (ii) each such document that is an original is authentic; (iii) each such document that is a copy conforms to an authentic original; and (iv) all signatures on each such document are genuine. We have further assumed: (i) the legal capacity and competency of natural persons; (ii) that the Company has all necessary power and authority (corporate or otherwise) to authorize, execute, and deliver the Securities; (iii) each party to the Documents is duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization; (iv) each party to the Documents (A) has the legal capacity, power, and authority to execute, deliver, and perform its obligations under the Documents to which it is a party, (B) has taken all action necessary to duly authorize the execution, delivery, and filing (if applicable) of, and the performance of its obligations under, the Documents to which it is a party, and (C) has duly executed and delivered the Documents to which it is a party; and (v) the Documents constitute the legal, valid, and binding obligation of each party thereto, enforceable against each such party in accordance with its terms. We have not verified any of the foregoing assumptions.

Our opinions set forth below are limited solely to the law of the State of New York. We are not opining on, and we assume no responsibility for, the applicability to or effect on any of the matters covered herein of: (i) any other laws; (ii) the laws of any other jurisdiction; or (iii) the law of any county, municipality or other political subdivision or local governmental agency or authority.

Aeries Technology, Inc.

October 1, 2025

Based on and subject to the foregoing, and assuming that: (i) the Registration Statement and any required post-effective amendment thereto will be effective and will comply with all applicable laws at the time the relevant Securities are offered or issued as contemplated by the Registration Statement or any such post-effective amendment; (ii) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws; (iii) all Securities will be offered, issued, and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement, any required post-effective amendment thereto, and the applicable prospectus supplement; (iv) the Company shall not have rescinded or otherwise modified its authorization of any such offering, issuance, or sale of Securities or the establishment of the terms of any series of such Securities or any related matters in accordance with the laws of the Cayman Islands; (v) the Company shall remain at all times a corporation duly incorporated, validly existing, and in good standing under the laws of the Cayman Islands; (vi) the Company will have sufficient authorized, unissued, and unreserved Class A ordinary shares and/or Preference Shares, as applicable, to offer, issue, and sell Senior Debt Securities, Subordinated Debt Securities, Warrants, or Units that are convertible, exchangeable, or exercisable for, or comprised of, Class A ordinary shares or Preference Shares, to permit the issuance of such shares or such Senior Debt Securities, Subordinated Debt Securities, Warrants, or Units; (vii) the contractual provisions of the Warrants and the Warrant agreement setting forth the terms of such Warrants are governed by New York law; and (ix) additional qualifications and other matters set forth below, it is our opinion that:

1. With respect to a Senior Debt Security or Subordinated Debt Security, when: (i) the terms of such (A) Senior Debt Security or Subordinated Debt Security have been duly established in accordance with the Senior Indenture or Subordinated Indenture, respectively, and (B) such Senior Debt Security or Subordinated Debt Security and the offer, issuance, and sale of such Senior Debt Security or Subordinated Debt Security, have been duly authorized and approved by all necessary action of the Company in accordance with the laws of the Cayman Islands and the Company’s organizational documents, in each case in a manner so as not to violate any applicable law, rule, or regulation or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (ii) the Trustee (as defined in the Senior Indenture or Subordinated Indenture, as applicable) is eligible under the Trust Indenture Act of 1939, as amended, to act in such capacity under the Senior Indenture or Subordinated Indenture, as applicable, and has been duly appointed and a Statement of Eligibility of Trustee on Form T-1 has been filed in compliance with the Securities Act and the rules and regulations promulgated thereunder; and (iii) the Senior Debt Security or Subordinated Debt Security, as applicable, has been duly executed, authenticated (if required), issued, and delivered as contemplated by the Registration Statement, any required post-effective amendment thereto and any prospectus supplement relating thereto and in accordance with the Senior Indenture or the Subordinated Indenture, as applicable, and any other agreement or instrument binding upon the Company and enforceable against the parties thereto, upon payment of the consideration fixed therefor in accordance with the applicable definitive purchase, underwriting or similar agreement duly authorized by the Company in accordance with the laws of the Cayman Islands and enforceable against the parties thereto in accordance with its terms, the Senior Debt Security or Subordinated Debt Security, as applicable, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (subject to the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium, and other laws affecting the rights and remedies of creditors or secured parties generally, and to the exercise of judicial discretion in accordance with general principles of equity, whether applied by a court of law or equity) and the public policy against indemnification for violations of the United States securities laws.

Aeries Technology, Inc.

October 1, 2025

2. With respect to a Warrant, when: (i) such Warrant has been created pursuant to an enforceable warrant agreement and expressed to be governed by the law of the State of New York and the terms of such Warrant (including, to the extent that such Warrant entitles the holder thereof to acquire from the Company Class A ordinary shares, Preference Shares, Senior Debt Securities or Subordinated Debt Securities, the number of Class A ordinary shares, the relevant series of Preference Shares, the relevant Senior Debt Security or the relevant Subordinated Debt Security issuable upon exercise of such Warrant and the times or times at or within which and the consideration for which any such shares may be acquired from the Company upon the exercise of such Warrant), the terms of the offer, issuance, and sale of such Warrant hasbeen duly authorized and approved by all necessary action of the Company in accordance with the laws of the Cayman Islands and the Company’s organizational documents and the aforementioned warrant agreement, in a manner so as not to violate any applicable law, rule, or regulation, or result in a default under or a breach of any agreement or instrument binding upon the Company, and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (ii) the Company receives the consideration for such Warrant as has been duly authorized and approved by all necessary action of the Company in accordance with the laws of the Cayman Islands and the Company’s organizational documents; (iii) the Warrant agreement setting forth the terms of such Warrant (including, to the extent that such Warrant entitles the holder thereof to acquire from the Company Class A ordinary shares, Preference Shares, Senior Debt Securities or Subordinated Debt Securities, the number of Class A ordinary shares, the relevant series of Preference Shares, the relevant Senior Debt Security or the relevant Subordinated Debt Security issuable upon exercise of such Warrant and the time or times at or within which and the consideration for which any such shares, Senior Debt Securities or Subordinated Debt Securities may be acquired from the Company upon the exercise of such Warrant) has been duly executed and delivered by the Company and is expressly governed by the law of the State of New York; and (iv) such Warrant or certificates representing such Warrant, as the case may be, have been duly executed, authenticated (if required), issued, and delivered as contemplated by the Registration Statement, any required post-effective amendment thereto and any prospectus supplement relating thereto and in accordance with the terms of the applicable Warrant agreement and any other agreement or instrument binding upon the Company and enforceable against the parties thereto in accordance with its terms, upon payment of the consideration fixed therefor in accordance with the applicable Warrant agreement and the applicable definitive purchase, underwriting, or similar agreement duly authorized by the Company in accordance with the laws of the Cayman Islands and the Company’s organizational documents and enforceable against the parties thereto in accordance with its terms, such Warrant and such Warrant agreement will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with its terms (subject to the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium, and other laws affecting the rights and remedies of creditors or secured parties generally, and to the exercise of judicial discretion in accordance with general principles of equity, whether applied by a court of law or equity) and the public policy against indemnification for violations of the United States securities laws. We express no opinion with respect to Class A ordinary shares or Preference Shares issuable upon exercise of a Warrant.

Aeries Technology, Inc.

October 1, 2025

3. With respect to a Unit, when: (i) the terms of the Class A ordinary shares, Preference Shares, Senior Debt Securities, Subordinated Debt Securities, and/or Warrants, as applicable, comprising any Units offered pursuant to the Registration Statement, any required post-effective amendment thereto and the applicable prospectus supplement and the creation the terms of the offer, issuance, and sale of such Units have been duly authorized and approved by all necessary action of the Company in accordance with the laws of the Cayman Islands and the Company’s organizational documents, in a manner so as not to violate any applicable law, rule, or regulation, or result in a default under or a breach of any agreement or instrument binding upon the Company, and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (ii) any Class A ordinary share or Preference Share that forms a part of such Units is validly issued, fully paid and nonassessable; (iii) any Senior Debt Securities or Subordinated Debt Securities that form a part of such Units are validly issued and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, as contemplated in numbered paragraph 1 above; and (iv) any Warrant that forms a part of such Units and the Warrant agreement setting forth the terms of such Warrant constitute binding obligations of the Company, as contemplated in numbered paragraph 2 above, the Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject to the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium, and other laws affecting the rights and remedies of creditors or secured parties generally, and to the exercise of judicial discretion in accordance with general principles of equity, whether applied by a court of law or equity) and the public policy against indemnification for violations of the United States securities laws. Notwithstanding the foregoing, we express no opinion as to the enforceability of the application of New York law under any Units to the extent that a particular issue arising under the documentation governing the Units relates to the “internal affairs” of the Company, in which case a court in the State of New York might, in accordance with the “internal affairs doctrine,” apply the laws of the Cayman Islands to such issue.

4. If any Securities are issuable (the “Issuable Securities”) upon settlement, exercise, conversion, or exchange of any other Securities (the “Initial Securities”) pursuant to the terms thereof, when (i) the terms of the offer, issuance, and sale of the Issuable Securities have been duly authorized, approved, and documented as provided in numbered paragraphs 1 through 3 above, as the case may be, and assuming that the Issuable Securities (other than Class A ordinary shares and Preference Shares) are governed by the laws of New York; and (ii) the Issuable Securities have been issued upon settlement, exercise, conversion, or exchange, as the case may be, of Initial Securities as contemplated by the Registration Statement, any required post-effective amendment thereto and any prospectus supplement relating thereto, in accordance with the terms of the applicable Initial Securities, the Issuable Securities and any agreement or instrument binding upon the Company, and so as not to violate any applicable law, rule, or regulation or result in a default under or a breach of any agreement or instrument binding upon the Company, and so as to comply with any applicable requirement or restriction imposed by any court or governmental authority having jurisdiction over the Company, upon such issuance, (a) to the extent the relevant Issuable Securities are Senior Debt Securities or Subordinated Debt Securities, such Issuable Securities will constitute valid and binding obligations of the Company,

Aeries Technology, Inc.

October 1, 2025

enforceable against the Company in accordance with their terms (subject to the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium, and other laws affecting the rights and remedies of creditors or secured parties generally, and to the exercise of judicial discretion in accordance with general principles of equity, whether applied by a court of law or equity) and the public policy against indemnification for violations of the United States securities laws, and (b) to the extent that the relevant Issuable Securities are Warrants, the Warrant agreement setting forth the terms of such Issuable Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject to the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium, and other laws affecting the rights and remedies of creditors or secured parties generally, and to the exercise of judicial discretion in accordance with general principles of equity, whether applied by a court of law or equity) and the public policy against indemnification for violations of the United States securities laws. Notwithstanding the foregoing, we express no opinion as to the enforceability of the application of New York law under any Issuable Securities to the extent that a particular issue arising under the documentation for the Issuable Securities constituting Class A ordinary shares and Preference Shares relates to the “internal affairs” of the Company, in which case a court in the State of New York might, in accordance with the “internal affairs doctrine,” apply the laws of the Cayman Islands to such issue.

Our opinions are based in part on the following considerations. Section 5-1401 of the New York General Obligations Law (“GOL 5-1401”) provides, in pertinent part, that “the parties to any contract . . . may agree that the law of this state shall govern their rights and duties in whole or in part, whether or not such contract, agreement or undertaking bears a reasonable relation to this state.” Although the New York Court of Appeals has recently upheld the application of that statute in IRB-Brasil Resseguros, S.A. v. Inepur Invs., S. A., 82 N.E.2d 609 (N.Y. 2012), we note that legal commentators have questioned the validity thereof under the Constitution of the United States, and we express no opinion as to the constitutionality of such law. We draw your attention to the fact that at least one federal court has, notwithstanding the terms of GOL 5-1401, in dictum noted possible constitutional limitations upon GOL 5-1401, in both domestic and international transactions. See e.g., Lehman Brothers Commercial Corp. v. Minmetals Non-Ferrous Metals Trading Co., 79 F. Supp. 2d 118 (S.D.N.Y. 2000).

We hereby consent to the filing of this opinion letter with the Commission as Exhibit 5.2 to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the prospectus forming a part thereof. In giving this consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement or the prospectus within the meaning of the term “expert” as used in Section 11 of the Securities Act or the rules and regulations promulgated thereunder by the Commission, nor do we admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Yours truly,

/s/ K&L Gates LLP
K&L Gates LLP